UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 11, 2005

OM GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-12515
(Commission File Number)

52-1736882
(I.R.S. Employer Identification Number)

127 Public Square
1500 Key Tower
Cleveland, Ohio 44114-1221
(Address of principal executive offices)
(Zip code)

(216) 781-0083
(Registrant’s telephone number, including area code)

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On January 11, 2005, James P. Mooney stepped down as Chief Executive Officer for OM Group, Inc. Mr. Mooney’s term as a director of the Company expires at the upcoming annual meeting of stockholders.

Effective January 11, 2005, the Board of Directors appointed Chairman Frank E. Butler, age 69, to act as interim Chief Executive Officer of OM Group, Inc. Mr. Butler has been a director of the Company since 1996, was named lead independent director in November 2002, and was elected nonexecutive Chairman of the Board in July 2004. From 1992 until his retirement in 1997, Mr. Butler was President and General Manager of the Coatings Division of The Sherwin-Williams Company, a manufacturer, distributor and retailer of coatings and related products.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OM Group, Inc.
(Registrant)
Date: January 18, 2005	/s/ R. Louis Schneeberger
	Name:	R. Louis Schneeberger
	Title:	Chief Financial Officer

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